  EXHIBIT F-1

                                               BORROWER PLEDGE AGREEMENT

This PLEDGE AGREEMENT (as amended, restated, supplemented, or otherwise modified from time to time, this “Pledge Agreement”), dated as of February 23, 2000, is made by THE TITAN CORPORATION, a Delaware corporation (the “Pledgor”), in favor of CREDIT SUISSE FIRST BOSTON (“CSFB”), in its capacity as agent  (the “Administrative Agent”) for each of the Secured Parties.

                                                             W I T N E S S E T H:

WHEREAS, pursuant to a Senior Secured Credit Agreement, dated as of February 23, 2000 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), among the Pledgor, the various financial institutions as are or may become parties thereto (the “Lenders”), CSFB, as Lead Arranger and Administrative Agent for the Lenders, First Union Securities, Inc., as Syndication Agent, and The Bank of Nova Scotia, as Documentation Agent, the Lenders and the Issuers have extended Commitments to make Credit Extensions to the Borrower;

WHEREAS, as a condition precedent to the making of the Credit Extensions (including the initial Credit Extension) under the Credit Agreement, the Pledgor is required to execute and deliver this Pledge Agreement;

WHEREAS, the Pledgor has duly authorized the execution, delivery and performance of this Pledge Agreement; and

NOW THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, and in order to induce the Lenders and the Issuers to make Credit Extensions (including the initial Credit Extension) to the Pledgor pursuant to the Credit Agreement, the Pledgor agrees, for the benefit of each Secured Party, as follows:

                                                                     ARTICLE I

                                                                   DEFINITIONS

SECTION I.1.  Certain Terms.  The following terms (whether or not underscored) when used in this Pledge Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Administrative Agent” is defined in the preamble.

“Certificated Interests” means, collectively, all Pledged Shares evidenced by certificates.

“Collateral” is defined in Section 2.1.

“Credit Agreement” is defined in the first recital.

“Distributions” means all stock dividends, liquidating dividends, shares of stock resulting from (or in connection with the exercise of) stock splits, reclassifications, warrants, options, non-cash dividends, mergers, consolidations, and all other distributions (whether similar or dissimilar to the foregoing) on or with respect to any Pledged Interests or other shares of Capital Stock constituting Collateral, but shall not include Dividends.

“Dividends” means cash dividends and cash distributions with respect to any Pledged Interests made in the ordinary course of business and not a liquidating dividend.

"Interest Rate Hedging Agreements" means interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect the Pledgor against fluctuations in interest rates, entered into between the Pledgor and a Lender or an Affiliate of a Lender, for the purpose of hedging interest rate risk with respect to the Obligations.

"Interest Rate Hedging Obligations" means all liabilities of the Pledgor under Interest Rate Hedging Agreements.

“Lender” and “Lenders” are defined in the first recital.

“LLC” means each limited liability company listed from time to time as a Pledged Interest Issuer on Attachment 1 hereto.

“LLC Interest” means the entire ownership interest of the Pledgor in each Pledged Interest Issuer that is an LLC listed on Attachment 1 hereto, including such Pledgor’s capital account, its gain, loss, deduction and credit of such Pledged Interest Issuer, the Pledgor’s interest in all distributions made or to be made by such Pledged Interest Issuer to the Pledgor and all of the other rights, titles and interests of the Pledgor as an owner or a member of such Pledged Interest Issuer, whether set forth in the operating or membership agreement of such Pledged Interest Issuer, by separate agreement or otherwise.

“Partnership” means each general partnership or limited partnership listed from time to time as a Pledged Interest Issuer on Attachment 1 hereto.

“Partnership Interest” means the entire ownership interest of the Pledgor in each Pledged Interest Issuer that is a Partnership listed on Attachment 1 hereto, including the Pledgor’s capital account, its gain, loss, deduction and credit of such Pledged Interest Issuer, the Pledgor’s interest in all distributions made or to be made by such Pledged Interest Issuer to the Pledgor and all of the other rights, titles and interests of the Pledgor as an owner, a general partner or a limited partner of such Pledged Interest Issuer, whether set forth in the partnership agreement of such Pledged Interest Issuer, by separate agreement or otherwise.

“Pledge Agreement” is defined in the preamble.

“Pledged Interest Issuers” means each Person identified in Attachment 1 hereto as the issuer of the Pledged Interests (including the maker of each Pledged Note) identified opposite the name of such Person and each Person whose ownership, equity or other similar interests, including shares of Capital Stock, Partnership Interests and LLC Interests, are, or are required to be, pledged hereunder and under the Credit Agreement from time to time.

“Pledged Interests” means (i) all Pledged Shares and (ii) all Pledged Notes.

“Pledged Notes” means all promissory notes of any Pledged Interest Issuer identified on Attachment 1 hereto, and any promissory notes issued to Pledgor in the future, as such promissory notes are amended, restated, supplemented or otherwise modified from time to time, in accordance with Section 4.1.6, together with any promissory note of any Pledged Interest Issuer taken in extension or renewal thereof or substitution therefor.

"Pledged Shares" means (a) all ownership, equity or other similar interests, including shares of Capital Stock, Partnership Interests and LLC Interests, of any Pledged Interest Issuer listed on Attachment 1 hereto and any shares of Capital Stock, Partnership Interests and LLC Interests of any Pledged Interest Issuer obtained in the future by the Pledgor, (b) the certificates representing all such ownership, equity or similar interests and (c) all securities convertible into, and all warrants, options or other rights to acquire, such ownership, equity or similar interets; but excluding all shares of voting stock of each class of any Foreign Subsidiary in excess of 65% of the total issued and outstanding shares of the voting stock of each such class.

“Pledgor” is defined in the preamble.

“Secured Obligations” is defined in Section 2.2.

“Securities Act” is defined in Section 6.2.

“Termination Date” means the date on which all Obligations have been indefeasibly paid in full, all Commitments have been fully terminated and all Letters of Credit have been canceled or otherwise terminated.

“U.C.C.” means the Uniform Commercial Code, as in effect from time to time in the State of New York; provided, that if by reason of mandatory provisions of law or the exercise of remedies, the perfection or the effect of perfection or non-perfection of the Lien granted in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “U.C.C.” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or the exercise of remedies.

SECTION I.2.  Credit Agreement Definitions.  Unless otherwise defined herein or the context otherwise requires, terms used in this Pledge Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.

SECTION I.3.  U.C.C. Definitions.  Unless otherwise defined herein or in the Credit Agreement or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Pledge Agreement with such meanings.

                                                                    ARTICLE II

                                                                       PLEDGE

SECTION II.1.  Grant of Security Interest.  The Pledgor hereby pledges, hypothecates, assigns, charges, mortgages, delivers and transfers to the Administrative Agent, for its benefit and the ratable benefit of each of the Secured Parties, and the Pledgor hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, to secure the Secured Obligations, a continuing security interest in, all of the following property (the “Collateral”):

(a)  all Pledged Interests;

(b)  all right, title and interest of the Pledgor, whether now existing or hereafter arising or acquired, in, to and under any partnership agreement, limited liability company agreement or similar agreement which governs the rights and obligations of the holder of ownership, equity or similar interests in a Pledged Interest Issuer;

(c)  all Dividends, Distributions, interest and without duplication, other payments and rights with respect to any Pledged Interest; and

(d)  all proceeds of any of the foregoing.

SECTION II.2.  Security for Obligations.  This Pledge Agreement secures the payment in full of all Obligations of the Pledgor now or hereafter existing under the Credit Agreement, each other Loan Document and each Interest Rate Hedging Agreement, whether for principal, interest, costs, fees, indemnities, expenses, Interest Rate Hedging Obligations or otherwise (including all Obligations of the Pledgor now or hereafter existing under this Pledge Agreement and each other Loan Document to which such Pledgor is or may become a party), with all such Obligations being referred to as the “Secured Obligations”.

SECTION II.3.  Pledge and Transfer of Pledged Interests.  Any Certificated Interests representing or evidencing any Collateral shall be delivered to and held by or on behalf of the  Administrative Agent pursuant hereto, shall be in suitable form for transfer by delivery, and shall be accompanied by all necessary instruments of transfer or assignment, duly executed in blank by the Pledgor or, if any Collateral is in the form of uncertificated securities, confirmation and evidence satisfactory to the Administrative Agent that the Pledgor has taken all actions requested by the Administrative Agent to provide for the transfer to and perfection by the Administrative Agent of the security interests in such uncertificated securities for the benefit of the Secured Parties in accordance with the U.C.C. and any other applicable law.

SECTION II.4.  Dividends on Pledged Interests.  In the event that any Dividend or other payment is to be paid on any Pledged Interests (including any payment of any principal or interest on any Pledged Note) at a time when no Default has occurred and is continuing or would result therefrom, such Dividend or payment may be paid directly to the Pledgor.  If any such Default has occurred and is continuing, then any such Dividend or payment shall be paid directly to the Administrative Agent for the benefit of the Secured Parties.

SECTION II.5.  Continuing Security Interest.  This Pledge Agreement shall create a continuing security interest in the Collateral and shall

(a)  remain in full force and effect until the Termination Date;

(b)  be binding upon the Pledgor and its successors, transferees and assigns; and

(c)  inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of the Administrative Agent and each other Secured Party.

Without limiting clause (c), any Lender may assign or otherwise transfer (in whole or in part) any Note or Loan held by it to any other Person or entity, and such other Person or entity shall thereupon become vested with all the rights and benefits in respect thereof granted to such Lender under any Loan Document (including this Pledge Agreement) or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and to the provisions of Section 11.11 and Article X of the Credit Agreement.

Upon (i) the sale, transfer or other disposition of Collateral in accordance with the Credit Agreement or (ii) the occurrence of the Termination Date, the security interests granted herein shall automatically terminate with respect to (x) such Collateral (in the case of clause (i)) or (y) all Collateral (in the case of clause (ii)), and at such time the Administrative Agent will, at the Pledgor’s sole expense, deliver to the applicable Pledgor, without any representations, warranties or recourse of any kind whatsoever, all certificates and instruments previously delivered to the Administrative Agent representing or evidencing all Pledged Interests, together with all other Collateral held by the Administrative Agent hereunder, and execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.

                                                                    ARTICLE III

                                          REPRESENTATIONS AND WARRANTIES

SECTION III.1.  Representations and Warranties, etc.  In order to induce the Secured Parties to enter into the Credit Agreement and to make Credit Extensions thereunder, the Pledgor represents and warrants to each Secured Party as set forth in this Article.

SECTION 3.1.1.  Ownership, No Liens, etc.  The Pledgor is the legal and beneficial owner of, and has good and marketable title to (and has full right and authority to pledge and assign) its Collateral, free and clear of all Liens, options and other charges, except any Lien granted pursuant hereto in favor of the Secured Parties.

SECTION 3.1.2.  Valid Security Interest. The execution and delivery of this Pledge Agreement, together with (a)(i) in the case of Collateral in the form of a Certificated Interest, the delivery of such Collateral to the Administrative Agent together with undated stock powers executed in blank by the Pledgor, (ii) in the case of Collateral in the form of an uncertificated security, the registration with the Pledged Interest Issuer of such uncertificated security, or (iii) in the case of Collateral in the form of Pledged Notes, delivery of such Collateral and an allonge to such Collateral to the Administrative Agent, or (b) in the case of other than Certificated Interests, the filing of U.C.C. financing statements in the filing offices listed on Attachment 2 hereto, is effective to create a valid, perfected, first priority security interest in such Collateral and all proceeds thereof, securing the Secured Obligations.  No further action is necessary to perfect or protect such security interest in the Collateral and the proceeds thereof, subject to Section 9-306 of the U.C.C.

SECTION 3.1.3.  As to Pledged Interests.  In the case of

(a)  any Pledged Interests (other than Pledged Notes) constituting Collateral,

(i)  all of such Pledged Interests are duly authorized, and validly issued, fully paid, and non-assessable, and constitute that percentage of the issued and outstanding shares of Capital Stock, Partnership Interests, LLC Interests and other ownership interest of each Pledged Interest Issuer set forth on Attachment 1 hereto; and

(ii) the Pledgor has delivered to the Administrative Agent true and complete copies of the partnership, membership, operating or ownership agreements, as applicable, for each Pledged Interest Issuer that is an LLC or a Partnership, which agreements are currently in full force and effect and have not been amended or modified except as disclosed to the Administrative Agent in writing; and

(b)  each Pledged Note, all of such Pledged Notes have been duly authorized, executed, endorsed, issued and delivered, and are the legal, valid and binding obligation of the issuers thereof, and are not in default.

SECTION 3.1.4.  Location of Pledgor.  The jurisdictions in which the Pledgor is located for purposes of Sections 9-103 and 9-104 of the U.C.C. are set forth in Attachment 2 hereto.

SECTION 3.1.5.  Nature of Pledged Interests.  No LLC Interests or Partnership Interests are Certificated Interests.

                                                                    ARTICLE IV

                                                                  COVENANTS

SECTION IV.1.  Covenants.  The Pledgor covenants and agrees that, at all times prior to the Termination Date, it will perform, comply with and be bound by the obligations set forth in this Article.

SECTION IV.1.1.  Protect Collateral; Further Assurances, etc.  The Pledgor covenants and agrees that it will not sell, assign, transfer, pledge, or encumber in any other manner the Collateral (except in favor of the Administrative Agent hereunder).  The Pledgor will warrant and defend the right and title herein granted unto the Administrative Agent in and to the Collateral (and all right, title, and interest represented by the Collateral) against the claims and demands of all other Persons.  The Pledgor agrees that from time to time, at the expense of the Pledgor, it will promptly execute and deliver all further instruments, and take all further action, that may be necessary or desirable, or that the Administrative Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.  The Pledgor will not, without thirty (30) days’ prior written notice to the Administrative Agent, (i) change its name or structure so as to make any financing or other statement filed pursuant to this Pledge Agreement become seriously misleading or (ii) change the jurisdiction in which it is located to other than those specified in Section 3.1.4.  The Pledgor will pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional Indebtedness owed to the Pledgor pursuant to any note with an Obligor.  The Pledgor further covenants and agrees as follows:

(a)        If the Pledgor shall become entitled to receive or shall receive any stock or other certificate (including any certificate representing a Dividend or a Distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any portion of the Collateral (or otherwise in respect thereof), the Pledgor shall accept the same as the agent of the Administrative Agent, hold the same in trust for the Administrative Agent and deliver the same forthwith to the Administrative Agent in the exact form received, duly endorsed (in blank) by the Pledgor to the Administrative Agent, if required, together with an undated stock power or other necessary instrument of transfer covering such certificate duly executed in blank by the Pledgor, to be held by the Administrative Agent, subject to the terms of this Pledge Agreement, as additional security for the Secured Obligations.  In addition, any sums paid upon or in respect of the Collateral upon the liquidation or dissolution of any Pledged Interest Issuer shall be held by the Administrative Agent as additional security for the Secured Obligations.  If any sums of money or property so paid or distributed in respect of any Collateral shall be received by the Pledgor, then the Pledgor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Administrative Agent (on behalf of the Secured Parties), segregated from other funds of the Pledgor, as additional collateral securing the Secured Obligations.

(b)        Except as otherwise expressly permitted by the Credit Agreement, without the prior written consent of the Administrative Agent, the Pledgor will not (i) consent to any material modification, extension or alteration of the terms of any partnership, membership or operating agreement of the LLCs or the Partnerships or (ii) accept a surrender of any partnership, membership or operating agreement of any of the LLCs or the Partnerships, as applicable, or waive any breach of or default under any such agreement by any other party thereto.

(c)        The Pledgor will advise the Administrative Agent promptly, in reasonable detail (i) of any Lien or claim made or asserted against any material part of the Collateral, (ii) of any material change in the composition of the Collateral, and (iii) of the occurrence of any other event relating specifically to the Pledgor or its assets which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereunder.

SECTION IV.1.2.  Registration of Pledged Interests, etc.  Concurrently with the execution and delivery of this Pledge Agreement, the Pledgor shall execute and deliver to the applicable Pledged Interest Issuer instructions to register, substantially in the form of Exhibit A hereto, and cause each Pledged Interest Issuer to execute and deliver to the Administrative Agent the Initial Transaction Statement, substantially in the form of Exhibit B hereto, confirming that each Pledged Interest Issuer (in which the Pledgor owns a Pledged Interest (other than in the case of a Certificated Interest or a Pledged Note)) has registered the pledge by the Pledgor effected by this Pledge Agreement on its books.  In addition, the Pledgor agrees that it shall cause each issuer of Certificated Interests to execute and deliver to the Administrative Agent an acknowledgment in a form satisfactory to the Administrative Agent.

SECTION IV.1.3.  Stock Powers, etc.  The Pledgor agrees that all Certificated Interests constituting Collateral delivered by the Pledgor pursuant to this Pledge Agreement will be accompanied by duly executed undated blank stock powers, or other equivalent instruments of transfer acceptable to the Administrative Agent, as are necessary under all applicable laws to perfect the Lien in favor of the Secured Parties on such Collateral.  The Pledgor will, from time to time upon the request of the Administrative Agent, promptly deliver to the Administrative Agent such stock powers, instruments, and similar documents, satisfactory in form and substance to the Administrative Agent, with respect to the Collateral as the Administrative Agent may reasonably request and will, from time to time upon the request of the Administrative Agent after the occurrence, and during the continuance, of any Event of Default, promptly transfer any Pledged Interests or other shares of Capital Stock or other ownership interests constituting Collateral into the name of any nominee designated by the Administrative Agent.

SECTION IV.1.4.  Continuous Pledge.  The Pledgor will, at all times, keep pledged to the Administrative Agent pursuant hereto all Pledged Interests and all other shares of Capital Stock or other ownership interests constituting Collateral, all Dividends and Distributions with respect thereto (provided that if no Default described in Section 9.1(i) of the Credit Agreement or Event of Default shall have occurred or be continuing, such Dividends and Distributions may be used for working capital or other purposes), all Pledged Notes, all interest, principal and other proceeds received by the Administrative Agent with respect to the Pledged Notes, and all other Collateral and other securities, instruments, proceeds, and rights from time to time received by or distributable to the Pledgor in respect of any Collateral and will not permit any Pledged Interest Issuer to issue any Capital Stock or other ownership interests or any options, warrants or other rights to subscribe for or purchase Capital Stock (other than as permitted by the Credit Agreement) which shall not have been immediately duly pledged hereunder on a first priority perfected basis.

SECTION IV.1.5.  Voting Rights; Dividends, etc.  The Pledgor agrees:

(a)  after any Default of the nature referred to in Section 9.1(i) of the Credit Agreement or any Event of Default shall have occurred and be continuing, promptly upon receipt of notice thereof by the Pledgor and without any request therefor by the Administrative Agent, such Pledgor will deliver (properly endorsed where required hereby or requested by the Administrative Agent) to the Administrative Agent all Dividends, Distributions, all other cash payments, and all proceeds of the Collateral, all of which shall be held by the Administrative Agent for the benefit of the Secured Parties  as additional Collateral for use in accordance with Section 6.4; and

(b)  after any Event of Default shall have occurred and be continuing and the  Administrative Agent has notified the Pledgor of the Administrative Agent’s intention to exercise its voting power under this Section:

(i)  the Administrative Agent may exercise (to the exclusion of the Pledgor) the voting power and all other incidental rights of ownership with respect to any Pledged Interests or other shares of Capital Stock or other ownership interests constituting Collateral and the Pledgor hereby grants the Administrative Agent an irrevocable proxy, exercisable under such circumstances, to vote the Pledged Interests and such other Collateral; and

(ii)  promptly to deliver to the Administrative Agent such additional proxies and other documents requested by the Administrative Agent as may be necessary to allow the Administrative Agent to exercise such voting power.

All Dividends, Distributions, cash payments and proceeds which may at any time and from time to time be held by the Pledgor but which the Pledgor is then obligated to deliver to the Administrative Agent, shall, until delivery to the Administrative Agent, be held by the Pledgor separate and apart from its other property in trust for the Secured Parties.  The Administrative Agent agrees that unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given the notice referred to in clause (b), the Pledgor shall have the exclusive voting power with respect to any shares of Capital Stock or other ownership interests (including any of the Pledged Interests) constituting Collateral and the Administrative Agent shall, upon the written request of the Pledgor, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by the Pledgor which are necessary to allow the Pledgor to exercise voting power with respect to any such share of Capital Stock or other ownership interests (including any of the Pledged Interests) constituting Collateral; provided, however, that no vote shall be cast, or consent, waiver, or ratification given, or action taken by the Pledgor that would impair any Collateral or be inconsistent with or violate any provision of the Credit Agreement, any other Loan Document or any Interest Rate Hedging Agreement.

SECTION IV.1.6.  Additional Undertakings.  The Pledgor will not, without the prior written consent of the Administrative Agent, take or omit to take any action the taking or the omission of which could result in any impairment or alteration of any instrument constituting Collateral.  In furtherance of the foregoing, the Pledgor agrees that it will not, without the prior written consent of the Administrative Agent which consent shall not be unreasonably withheld:

(a)  enter into any agreement amending, supplementing, or waiving any provision of any Pledged Note (including any underlying instrument pursuant to which such Pledged Note is issued) or compromising or releasing or extending the time for payment of any obligation of the maker thereof; or

(b)  take or omit to take any action the taking or the omission of which would result in any impairment or alteration of any obligation of the maker of any Pledged Note or other instrument constituting Collateral.

SECTION 4.1.7.  Pledgor Remains Liable.  Anything herein to the contrary notwithstanding,

(a)  the Pledgor shall remain liable to perform all of its duties and obligations as an owner of the Pledged Interests, to the same extent as if this Pledge Agreement had not been executed;

(b)  the exercise by the Administrative Agent or any other Secured Party of any of its rights hereunder shall not release the Pledgor from any of its duties or obligations as owner of the Pledged Interests; and

(c)  neither the Administrative Agent nor any other Secured Party shall have any obligation or liability as an owner of any Pledged Interest as applicable, by reason of this Pledge Agreement.

                                                                    ARTICLE V

                                                                    THE AGENT

SECTION V.1.  Administrative Agent Appointed Attorney-in-Fact.  The Pledgor hereby irrevocably appoints the Administrative Agent as the Pledgor’s attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Administrative Agent’s discretion, after the occurrence and during the continuance of a Default of the nature referred to in Section 9.1(i) of the Credit Agreement or any other Event of Default, to take any action and to execute any instrument which such Administrative Agent may deem necessary or advisable to accomplish the purposes of this Pledge Agreement, including without limitation:

(a)  to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(b)  to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a); and

(c)  to file any claims or take any action or institute any proceedings which such Administrative Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of such Administrative Agent with respect to any of the Collateral.

The Pledgor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.

SECTION V.2.  Administrative Agent May Perform.  If the Pledgor fails to perform any agreement contained herein, the Administrative Agent may perform, or cause performance of, such agreement, and the reasonable expenses of the Administrative Agent incurred in connection therewith shall be payable by the Pledgor pursuant to Section 6.4.

SECTION V.3.  Administrative Agent Has No Duty.  The powers conferred on the Administrative Agent hereunder are solely to protect its interests (on behalf of the Secured Parties) in the Collateral and shall not impose any duty on it to exercise any such powers.  Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Collateral or responsibility for

(a)  ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Interests, whether or not the Administrative Agent has or is deemed to have knowledge of such matters, or

(b)  taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

SECTION V.4.  Reasonable Care.  Other than the exercise of reasonable care in the custody and preservation of the Collateral, the Administrative Agent shall have no duty with respect thereto.  The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property.  The Administrative Agent shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any agent or bailee selected by the Administrative Agent in good faith.

                                                                    ARTICLE VI

                                                                     REMEDIES

SECTION VI.1.  Certain Remedies.  If any Event of Default shall have occurred and be continuing:

(a) The Administrative Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the U.C.C. (whether or not the U.C.C. applies to the affected Collateral) and also may, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at  the Administrative Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable.  The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days’ prior notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b)  The Administrative Agent may

(i)  transfer all or any part of the Collateral into the name of the Administrative Agent or its nominee, with or without disclosing that such Collateral is subject to the Lien hereunder,

(ii)  notify the parties obligated on any of the Collateral to make payment to the Administrative Agent of any amount due or to become due thereunder,

(iii)  enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto,

(iv)  endorse any checks, drafts, or other writings in the Pledgor’s name to allow collection of the Collateral,

(v)  take control of any proceeds of the Collateral,

(vi)  execute (in the name, place and stead of the Pledgor) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral,

(vii)  accelerate any Pledged Note which may be accelerated in accordance with its terms and take any other action to collect upon any Pledged Note (including, without limitation, to make any demand for payment thereon), and

(viii)  to vote all or any part of the Pledged Interests (whether or not transferred into the name of the Administrative Agent) and give all consents, waivers and ratifications in respect of the Collateral (including, without limitation, under all operating agreements, partnership agreements or other agreements relating to the Collateral) and otherwise act with respect thereto as if it were the outright owner thereof.

SECTION VI.2.  Securities Laws.  If the Administrative Agent shall determine to exercise its right to sell all or any of the Collateral pursuant to Section 6.1, the Pledgor agrees that, upon request of the Administrative Agent, the Pledgor will, at the Pledgor’s own expense:

(a)  execute and deliver, and cause each issuer of the Collateral contemplated to be sold and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Administrative Agent, advisable to register such Collateral under the provisions of the Securities Act of 1933, as from time to time amended (the “Securities Act”) and comparable legislation in other jurisdictions, and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto and comparable legislation, rules and regulations in other jurisdictions;

(b)  use its best efforts to qualify the Collateral under the state securities or “Blue Sky” laws and to obtain all necessary governmental approvals for the sale of the Collateral, as requested by the Administrative Agent;

(c)  cause each such Pledged Interest Issuer to make available to its security holders, as soon as practicable, an earnings statement that will satisfy the provisions of Section 11(a) of the Securities Act and comparable legislation in other jurisdictions; and

(d)  do or cause to be done all such other acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

The Pledgor further acknowledges the impossibility of ascertaining the amount of damages that would be suffered by the Administrative Agent and the Secured Parties by reason of the failure by the Pledgor to perform any of the covenants contained in this Section and, consequently, agrees that, if the Pledgor shall fail to perform any of such covenants, the Pledgor shall pay, as liquidated damages and not as a penalty, an amount equal to the value (as determined by the Administrative Agent) of the Collateral on the date the Administrative Agent shall demand compliance with this Section.  Notwithstanding the provisions of this Section 6.2, the Administrative Agent shall not be obligated to register any of the Collateral under the Securities Act in connection with the exercise of remedies hereunder and may elect, in its sole discretion, to sell Collateral or any part thereof by private sale in such manner and under such circumstances as the Administrative Agent may deem necessary or advisable in order that such sale be effected without such registration.

SECTION VI.3.  Compliance with Restrictions.  The Pledgor agrees that in any sale of any of the Collateral whenever an Event of Default shall have occurred and be continuing, the Administrative Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental regulatory authority or official, and the Pledgor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Administrative Agent or any other Secured Party be liable or accountable to the Pledgor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

SECTION VI.4.   Application of Proceeds.  All cash proceeds received by the Administrative Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral may, in the discretion of the Administrative Agent, be held by the Administrative Agent as additional collateral security for, or then or at any time thereafter be applied in whole or in part by the Administrative Agent against all or any part of the Secured Obligations as follows:

(i)  first, to the payment of all Obligations owing to the Administrative Agent pursuant to Section 11.3 of the Credit Agreement and Section 6.5;

(ii)  second, after payment in full of the amounts specified in clause (i), to the ratable payment of all other Obligations owing to the Secured Parties, with such amounts applied first to fees and expenses, then to accrued and unpaid interest, then to the outstanding principal amount of the Loans, then to Letter of Credit Outstandings and then to Interest Rate Hedging Obligations; and

(iii)  third, after payment in full of the amounts specified in clauses (i) and (ii), and following the Termination Date, to the Pledgor or any other Person lawfully entitled to receive such surplus.

SECTION VI.5.  Indemnity and Expenses.  The Pledgor hereby agrees to indemnify and hold harmless the Administrative Agent and the Secured Parties from and against any and all claims, losses, and liabilities arising out of or resulting from this Pledge Agreement (including enforcement of this Pledge Agreement), except claims, losses, or liabilities resulting from the Administrative Agent’s or a Secured Party's gross negligence or wilful misconduct.  Upon demand, the Pledgor agrees that it will pay to the Administrative Agent the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts, which the Administrative Agent or any other Secured Party may incur in connection with:

(a)  the administration of this Pledge Agreement, the Credit Agreement and any other Loan Document;

(b)  the custody, preservation, use, or operation of, or the sale of, collection from, or other realization upon, any of the Collateral;

(c)  the exercise or enforcement of any of the rights of the Administrative Agent hereunder; or

(d)  the failure by the Pledgor to perform or observe any of the provisions hereof.

The provisions of this Section 6.5 shall survive the Termination Date.

                                                                   ARTICLE VII

                                                  MISCELLANEOUS PROVISIONS

SECTION VII.1.  Loan Document.  This Pledge Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article XI thereof.

SECTION VII.2.  Protection of Collateral.  The Administrative Agent may from time to time, at its option, perform any act which the Pledgor agrees hereunder to perform and which the Pledgor shall fail to perform after being requested in writing so to perform (it being understood that no such request need be given after the occurrence and during the continuance of an Event of Default) and the Administrative Agent may from time to time take any other action which the Administrative Agent reasonably deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein.

SECTION VII.3.  Binding on Successors, Transferees and Assigns; Assignment.  This Pledge Agreement shall be binding upon the Pledgor and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by each Secured Party and their respective successors, transferees and assigns; provided, however, that the Pledgor may not assign any of its obligations hereunder without the prior written consent of all Lenders.

SECTION VII.4.  Amendments, etc.  No amendment to or waiver of any provision of this Pledge Agreement, nor consent to any departure by the Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent (on behalf of the Lenders or the Required Lenders, as the case may be) and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION VII.5.  Notices.  All notices and other communications provided for hereunder shall be in writing (including facsimile communication) and, mailed or telecopied or delivered to the Pledgor, at the address specified in the Credit Agreement.  All such notices and other communications, when mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any such notice or communication, if transmitted by telecopier, shall be deemed given when transmitted and electronically confirmed.

SECTION VII.6.  No Waiver; Remedies.  No failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION VII.7.  Captions.  Section captions used in this Pledge Agreement are for convenience of reference only, and shall not affect the construction of this Pledge Agreement.

SECTION VII.8.  Severability.  Wherever possible each provision of this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Pledge Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement.

SECTION VII.9.  Governing Law, Entire Agreement, etc.  THIS PLEDGE AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

SECTION VII.10.  Counterparts.  This Pledge Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

IN WITNESS WHEREOF, the Pledgor has caused this Pledge Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

THE TITAN CORPORATION

By

     Name:  Ray Guillaume

     Title:  Assistant Treasurer

ACKNOWLEDGED AND ACCEPTED:

CREDIT SUISSE FIRST BOSTON

   as Administrative Agent

By

     Name:  Thomas G. Muoio

     Title:  Vice President

By

     Name:

     Title:

EXHIBIT A

                                                                                                                                         to Borrower

                                                                                                                                Pledge Agreement

INSTRUCTION TO REGISTER PLEDGE

___________ __, ____

[                        ]

Attention: ________________

Ladies and Gentlemen:

     The undersigned, a [member] [partner] [shareholder] of ___________, [a ___________ limited liability company] [a __________ corporation] [a ___________ partnership] (the “Company”), hereby instructs the Company to register on the books of the Company the pledge of the undersigned’s [membership] [partnership] interest in favor of Credit Suisse First Boston, as administrative agent (the “Administrative Agent”), pursuant to the Borrower Pledge Agreement, dated as of February 23, 2000, made by, among others, the undersigned in favor of the Administrative Agent.

Very truly yours,

THE TITAN CORPORATION

By:______________________

Name:

      Title:

cc:  Credit Suisse First Boston

EXHIBIT B

                                                                                                                                         to Borrower

                                                                                                                                Pledge Agreement

INITIAL TRANSACTION STATEMENT

___________ __, ____

To:       Credit Suisse First Boston

Attention:

This statement is to advise you that a pledge of the following uncertificated securities has been registered in the name of Credit Suisse First Boston, as Administrative Agent (the “Administrative Agent”), as follows:

1.         Uncertificated Securities:

The entire [limited liability company] [partnership] interests of THE TITAN CORPORATION in the undersigned [limited liability company] [_____ partnership] [corporation].

2.         Registered Owner:

THE TITAN CORPORATION

3.         Pledged in favor of:

Credit Suisse First Boston,

   as the Administrative Agent

4.         There are no liens or restrictions of the undersigned [limited liability company] [_______ partnership] [corporation] and no adverse claims to which the uncertificated securities are or may be subject known to the undersigned [limited liability company] [______ partnership] [corporation], other than in favor of Credit Suisse First Boston, in its capacity as the Administrative Agent.

5.         The pledge was registered on _______ __, ____.

6.         No transfer of the uncertificated securities shall be made without the prior written consent of the Administrative Agent.

THIS STATEMENT IS MERELY A RECORD OF THE RIGHTS OF THE ADDRESSEE AS OF THE TIME OF ITS ISSUANCE.  DELIVERY OF THIS STATEMENT, OF ITSELF, CONFERS NO RIGHTS ON THE RECIPIENT.  THIS STATEMENT IS NEITHER A NEGOTIABLE INSTRUMENT NOR A SECURITY.

Very truly yours,

[NAME OF PLEDGED INTEREST ISSUER]

By:___________________________________

     Name:

     Title:

                                                                                                                               ATTACHMENT 1

                                                                                                                                         to Borrower

                                                                                                                                Pledge Agreement

Pledged Interests

Pledged Notes

Location of Pledgor (Section 3.1.4)

The Titan Corporation

3033 Science Park Road

San Diego, CA  92121